Exhibit 5.1

OPINION OF WILSON SONSINI GOODRICH & ROSATI

PROFESSIONAL CORPORATION

March 2, 2015

Twitter, Inc.

1355 Market Street, Suite 900

San Francisco, California 94103

Re: Registration Statement on Form S‑8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Twitter, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 38,594,155 shares of the Company’s common stock, par value $0.000005 per share (“Common Stock”), consisting of (i) 32,092,956 shares Common Stock (the “2013 Plan Shares”) reserved for issuance pursuant to the Twitter, Inc. 2013 Equity Incentive Plan (the “2013 Plan”), (ii) 6,418,591 shares of Common Stock (the “ESPP Shares”) reserved for issuance pursuant to the Twitter, Inc. 2013 Employee Stock Purchase Plan (the “ESPP”) and (iii) 82,608 shares of Common Stock (together with the 2013 Plan Shares and the ESPP Shares, the “Shares”) reserved for issuance pursuant to The Niche Project, Inc. 2014 Equity Incentive Plan (together with the 2013 Plan and the ESPP, the “Plans”).

As your legal counsel, we have examined the proceedings taken and are familiar with the actions proposed to be taken by you in connection with the issuance and sale of the Shares under the Plans and pursuant to the agreements related thereto.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the applicable Plan and pursuant to the agreements that accompany the applicable Plan, will be legally and validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation